Y


                          VAN KAMPEN AMERICAN CAPITAL

                        HIGH INCOME CORPORATE BOND FUND



                          AMENDED AND RESTATED BYLAWS

                        (AS AMENDED SEPTEMBER 7, 1995)











                         VAN KAMPEN AMERICAN CAPITAL


                       HIGH INCOME CORPORATE BOND FUND



                         Amended and Restated Bylaws


                        (As Amended September 7, 1995)


                                     Index


ARTICLE 1  SHAREHOLDERS AND SHAREHOLDERS' MEETINGS  . . . . .. . . . . .   1

         Section 1.1.  Meetings . . . . .  . . . . . . . . . . . . . . .   1

         Section 1.2.  Presiding Officer; Secretary . . . . . . . . . ..   1

         Section 1.3.  Authority of Chairman of Meeting to Interpret
                       Declaration and Bylaws . . . . . . . . . . . . . . .1

         Section 1.4.  Voting; Quorum . . . . . . . . . . . . . . . .. .   2

         Section 1.5.  Inspectors . .. . . . . . . . . . . . . . . . . .   2

         Section 1.6   Records at Shareholder Meetings . . . . . . . . .   2

         Section 1.7.  Shareholders Action in Writing . . . . . . . . ..   2

ARTICLE 2  TRUSTEES AND TRUSTEES' MEETINGS  . . . .  . . . . . . . . . .   2

         Section 2.1.  Number of Trustees . . . .. . . . . . . . . . . .   2

         Section 2.2.  Regular Meetings of Trustees . . .  . . . . . . .   2

         Section 2.3.  Special Meetings of Trustees . . . .. . . . . . .   3

         Section 2.4.  Notice of Meetings . . .  . . . . . . . . . . . .   3

         Section 2.5.  Quorum; Presiding Trustee  . . .  . . . . . . . .   3

         Section 2.6.  Participation by Telephone . . .. . . . . . . . .   3

         Section 2.7.  Location of Meetings . .  . . . . . . . . . . . .   3

         Section 2.8.  Actions by Trustees  . . .  . . . . . . . . . . .   3

         Section 2.9.  Rulings of Presiding Trustee .  . . . . . . . . .   4

         Section 2.10. Trustees' Action in Writing  .  . . . . . . . . .   4

         Section 2.11. Resignations . . . .. . . . . . . . . . . . . . .   4

         Section 2.12. Tenure of Trustees . . . .. . . . . . . . . . . .   4













ARTICLE 3  OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         Section 3.1.  Officers of the Trust  . . . . . . . . . . . . .   4

         Section 3.2.  Time and Terms of Election . . . . . . . . . . .   5

         Section 3.3.  Resignation and Removal  . . . . . . . . . . . .   5

         Section 3.4.  Fidelity Bond  . . . . . . . . . . . . . . . . .   5

         Section 3.5.  President  . . . . . . . . . . . . . . . . . . .   5

         Section 3.6.  Vice Presidents  . . . . . . . . . . . . . . . .   5

         Section 3.7.  Treasurer and Assistant Treasurers . . . . . . .   5

         Section 3.8.  Controller and Assistant Controllers . . . . . .   6

         Section 3.9.  Secretary and Assistant Secretaries  . . . . . .   6

         Section 3.10. Substitutions  . . . . . . . . . . . . . . . . .   6

         Section 3.11. Execution of Deeds, etc. . . . . . . . . . . . .   6

         Section 3.12. Power to Vote Securities . . . . . . . . . . . .   6

ARTICLE 4  COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 4.1.  Power of Trustees to Designate Committees  . . .   7

         Section 4.2.  Rules for Conduct of Committee Affairs   . . . .   7

         Section 4.3.  Trustees May Alter, Abolish, etc., Committees  .   7

         Section 4.4.  Minutes; Review by Trustees  . . . . . . . . . .   7

ARTICLE 5  SEAL     . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 6  SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . .   8

         Section 6.1.  Issuance of Shares . . . . . . . . . . . . . . .   8

         Section 6.2.  Uncertificated Shares  . . . . . . . . . . . . .   8

         Section 6.3.  Share Certificates . . . . . . . . . . . . . . .   8

         Section 6.4.  Lost, Stolen, etc., Certificates   . . . . . . .   8












ARTICLE 7  STOCK TRANSFERS  . . . . . . . . . . . . . . . . . . . . . .   9

         Section 7.1.  Transfer Agents, Registrars, etc.. . . . . . . .   9

         Section 7.2.  Transfer of Shares . . . . . . . . . . . . . . .   9

         Section 7.3.  Registered Shareholders  . . . . . . . . . . . .   9

ARTICLE 8  AMENDMENTS   . . . . . . . . . . . . . . . . . . . . . . . .   9

         Section 8.1.  Bylaws Subject to Amendment  . . . . . . . . . .   9

         Section 8.2.  Notice of Proposal to Amend Bylaws Required  . .   9











                         VAN KAMPEN AMERICAN CAPITAL


                       HIGH INCOME CORPORATE BOND FUND



                         AMENDED AND RESTATED BYLAWS


                        (AS AMENDED SEPTEMBER 7, 1995)




         These are the Bylaws of Van Kampen American Capital High Income Corporate Bond Fund, a trust with transferable shares established under the laws of The State of Delaware (the "Trust"), pursuant to an Agreement and Declaration of Trust of the Trust (the "Declaration") made the 10th day of May, 1995, as amended, and a Certificate of Trust filed in the office of the Secretary of State pursuant to Section 3810 of The Delaware Business Trust Act, Title 12, Chapter 38 of the Delaware Code. These Bylaws have been adopted by the Trustees pursuant to the authority granted by Section 4.14 of the Declaration.


         All words and terms capitalized in these Bylaws, unless otherwise defined herein, shall have the same meanings as they have in the Declaration.

                                   ARTICLE 1

                    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS



         SECTION 1.1. Meetings. A meeting of the Shareholders of the Trust shall be held whenever called by the Chairman, the President or a majority of the Trustees and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders shall also be called by the Trustees when requested in writing by Shareholders holding at least ten percent (10%) of the Shares then outstanding for the purpose of voting upon removal of any Trustee, or if the Trustees shall fail to call or give notice of any such meeting of Shareholders for a period of thirty
(30) days after such application, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such
meeting.   Notice of Shareholders'  meetings shall be given as provided in the
Declaration.

         SECTION 1.2. Presiding Officer; Secretary. The President shall preside at each Shareholders' meeting as chairman of the meeting, or in the absence of the President, the Trustees present at the meeting shall elect one of their number as chairman of the meeting. Unless otherwise provided for by the Trustees, the Secretary of the Trust shall be the secretary of all meetings of Shareholders and shall record the minutes thereof.

         SECTION 1.3. Authority of Chairman of Meeting to Interpret Declaration and Bylaws. At any Shareholders' meeting the chairman of the meeting shall be empowered to determine the construction or interpretation of the Declaration or these Bylaws, or any part thereof or hereof, and their ruling shall be final.

         SECTION 1.4. Voting; Quorum. At each meeting of Shareholders, except as otherwise provided by the Declaration, every holder of record of Shares entitled to vote shall be entitled to a number of votes equal to the number of Shares standing in his name on the Share register of the Trust on the record date of the meeting. Shareholders may vote by proxy and the form of any such proxy may be prescribed from time to time by the Trustees. A quorum shall exist if the holders of a majority of the outstanding Shares of the Trust entitled to vote are present in person or by proxy, but any lesser




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number shall be sufficient for adjournments. At all meetings of the Shareholders, votes shall be taken by ballot for all matters which may be binding upon the Trustees pursuant to Section 7.1 of the Declaration. On other matters, votes of Shareholders need not be taken by ballot unless otherwise provided for by the Declaration or by vote of the Trustees, or as required by the 1940 Act, but the chairman of the meeting may in his discretion authorize any matter to be voted upon by ballot.

         SECTION 1.5. Inspectors. At any meeting of Shareholders, the chairman of the meeting may appoint one or more Inspectors of Election or Balloting to supervise the voting at such meeting or any adjournment thereof. If Inspectors are not so appointed, the chairman of the meeting may, and on the request of any Shareholder present or represented and entitled to vote shall, appoint one or more Inspectors for such purpose. Each Inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election or Balloting, as the case may be, at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

         SECTION 1.6. Records at Shareholder Meetings. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware corporation.

         SECTION 1.7. Shareholders' Action in Writing. Nothing in this Article 1 shall limit the power of the Shareholders to take any action by means of written instruments without a meeting, as permitted by Section 7.6 of the Declaration.

                                   ARTICLE 2

                        TRUSTEES AND TRUSTEES' MEETINGS


         SECTION 2.1. Number of Trustees. The number of Trustees shall be fifteen (15), provided that such number shall be reduced upon the death, resignation or retirement of any Trustee until the number of Trustees is eight
(8), unless the Trustees shall find by a majority vote that such reduction is not in the best interest of the Fund's shareholders, in which case the number of Trustees shall not be reduced and a vacancy shall be created upon such death, resignation or retirement of such Trustees.


         SECTION 2.2. Regular Meetings of Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine; provided, that notice of such determination, and of the time and place of the first regular meeting thereafter, shall be given to each absent Trustee in accordance with Section
2.4 hereof.

         SECTION 2.3. Special Meetings of Trustees. Special meetings of the Trustees may be held at any time and at any place when called by the President or the Treasurer or by three (3) or more




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Trustees, or if there shall be less than three (3) Trustees, by any Trustee; provided, that notice of the time and place thereof is given to each Trustee in accordance with Section 2.4 hereof by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         SECTION 2.4. Notice of Meetings.   Notice of any regular or special
meeting of the Trustees shall be sufficient if given in writing to each Trustee, and if sent by mail at least five (5) days, by a nationally recognized overnight delivery service at least two (2) days or by facsimile at least twenty-four (24) hours, before the meeting, addressed to his usual or last known business or residence address, or if delivered to him in person at least twenty-four (24) hours before the meeting. Notice of a special meeting need not be given to any Trustee who was present at an earlier meeting, not more than thirty-one (31) days prior to the subsequent meeting, at which the subsequent meeting was called. Unless statute, these bylaws or a resolution of the Trustees might otherwise dictate, notice need not state the business to be transacted at or the purpose of any meeting of the Board of Trustees. Notice of a meeting may be waived by any Trustee by written waiver of notice, executed by him or her before or after the meeting, and such waiver shall be filed with the records of the meeting. Attendance by a Trustee at a meeting shall constitute a waiver of notice, except where a Trustee attends a meeting for the purpose of protesting prior thereto or at its commencement the lack of notice. No notice need be given of action proposed to be taken by unanimous written consent.

         SECTION 2.5. Quorum: Presiding Trustee. At any meeting of the Trustees, a Majority of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Unless the Trustees shall otherwise elect, generally or in a particular case, the Chairman shall be the presiding Trustee at each meeting of the Trustees or in the absence of the Chairman, the President shall preside over the meeting. In the absence of both the Chairman and the President, the Trustees present at the meeting shall elect one of their number as presiding Trustee of the meeting.

         SECTION 2.6. Participation by Telephone. One or more of the Trustees may participate in a meeting thereof or of any Committee of the Trustees by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.7. Location of Meetings. Trustees' meetings may be held at any place, within or without the State of Delaware.


         SECTION 2.8.  Actions by Trustees.   Unless statute, the charter or
By-Laws requires a greater proportion, action of a majority of the Trustees present at a meeting at which a quorum is present is action of the Board of Trustees. The results of all voting shall be recorded by the Secretary in the minute book.





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         SECTION 2.9. Rulings of Presiding Trustee. All other rules of conduct adopted and used at any Trustees' meeting shall be determined by the presiding Trustee of such meeting, whose ruling on all procedural matters shall be final.

         SECTION 2.10. Trustees' Action in Writing. Nothing in this Article 2 shall limit the power of the Trustees to take action by means of a written instrument without a meeting, as provided in Section 4.2 of the Declaration.

         SECTION 2.11. Resignations. Any Trustee may resign at any time by written instrument signed by him and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

         SECTION 2.12.  Tenure of Trustees.   Notwithstanding any other
provision herein to the contrary, through June 30, 1996, the term of office of each Trustee shall end at the time such Trustee reaches the age of seventy-six and one-half years (76 1/2) or seventy-four and one-half years (74 1/2) for each person who had not been elected before January 1, 1986 as a trustee or director of any open end investment company managed by Van Kampen American Capital Asset Management, Inc. (formerly American Capital Asset Management, Inc. and, prior thereto, American General Capital Management, Inc.) and on and after July 1, 1996, the term of office of each Trustee shall end at the time such Trustee reaches the age of seventy-six and one-half years (76 1/2) or seventy-two and one-half years (72 1/2) for each person who had not been elected before January 1, 1986 as a trustee or director of any open end investment company managed by Van Kampen American Capital Asset Management, Inc.; provided that the term of office of each Trustee shall end on December 31st of the year in which such Trustee reaches the age of seventy-five years
(75) for each person first elected on or after July 1, 1995 and prior to December 1, 1995 as a Trustee who was over the age of seventy-two and one half (72 1/2) and under the age of seventy-five (75) at the time of such election; and further provided that the term of office of each Trustee first elected on or after July 1, 1995 and prior to December 1, 1995 who is seventy-five years
(75) of age at the time of such election shall expire as of the date such Trustees reaches the age of seventy-six years (76).

         SECTION 2.13. Chairman of the Board. The Trustees shall from time to time elect one of the Trustees to serve as Chairman of the Board of Trustees, provided that the chairman shall be a Trustee who is not an "interested person" of the Trust or the Trust's investment adviser, within the meaning of the 1940 Act.

                                   ARTICLE 3

                                    OFFICERS



         SECTION 3.1. Officers of the Trust. The officers of the Trust shall consist of a President, a Treasurer and a Secretary, and may include a Controller and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Trustees may designate. Any person may hold more than one office.

         SECTION 3.2. Time and Terms of Election. The President, the Treasurer and the Secretary shall be elected by the Trustees at their first meeting and thereafter at the annual meeting of the Trustees, as provided in Section 4.2 of
the Declaration.   Such officers shall hold office until the next




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annual meeting of the Trustees and until their successors shall have been duly elected and qualified, and may be removed at any meeting by the affirmative
vote of a Majority of the Trustees.   All other officers of the Trust may be
elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

         SECTION 3.3. Resignation and Removal.  Any officer may resign at any
time by giving written notice to the Trustees.   Such resignation shall take
effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Trustees may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning or removed shall have any right to any compensation for any period following such resignation or removal, or any right to damage on account of such removal.

         SECTION 3.4.  Fidelity Bond.   The Trustees may,  in their discretion,
direct any officer appointed by them to furnish at the expense of the Trust a fidelity bond approved by the Trustees, in such amount as the Trustees may prescribe.

         SECTION 3.5.  President.   The President shall be the chief executive
officer of the Trust and, subject to the supervision of the Trustees, shall have general charge and supervision of the business, property and affairs of the Trust and such other powers and duties as the Trustees may prescribe.

         SECTION 3.6. Vice Presidents. In the absence or disability of the President, the Vice President or, if there shall be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Trustees, shall exercise all of the powers and duties of the President. The Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments in the name of the Trust, and shall do and perform such other duties as the Trustees or the President shall direct.

         SECTION 3.7. Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Trust, and shall have the custody of the Trust's funds and Securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys, and other valuable effects in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, taking proper vouchers for such disbursements, shall have such other duties and powers as may be prescribed from time to time by the Trustees, and shall render to the Trustees, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller, as provided in these Bylaws. Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Controller shall have the powers and duties of the Treasurer. If no Controller is elected, the Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order of their seniority or as otherwise designated by the Trustees or the Chairman, shall have the powers and duties of the Treasurer.




                                       5







         SECTION 3.8.  Controller and Assistant Controllers.   If a Controller
is elected, the Controller shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a controller, and such other duties and
powers as may be prescribed from time to time by the Trustees.   The Controller
shall be responsible to and shall report to the Trustees, but in the ordinary conduct of the Trust's business, shall be under the supervision of the Treasurer. Any Assistant Controller shall have such duties and powers as shall be prescribed from time to time by the Trustees or the Controller, and shall be responsible to and shall report to the Controller. In the absence or disability of the Controller, the Assistant Controller or, if there shall be more than one, the Assistant Controllers in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Controller.

         SECTION  3.9.  Secretary  and Assistant  Secretaries.    The
Secretary shall, if and to the extent requested by the Trustees, attend all meetings of the Trustees, any Committee of the Trustees and/or the Shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the Trustees, any Committee of the Trustees, and of the Shareholders and shall perform such other duties as may be prescribed by the Trustees. The Secretary, or in his absence any Assistant Secretary, shall affix the Trust's seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall be the custodian of the Share records and all other books, records and papers of the Trust (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed. In the absence or disability of the Secretary, the Assistant Secretary or, if there shall be more than one, the Assistant Secretaries in the order of their seniority or as otherwise designated by the Trustees, shall have the powers and duties of the Secretary.

         SECTION 3.10.  Substitutions.   In case of the absence or disability
of any officer of the Trust, or for any other reason that the Trustees may deem sufficient, the Trustees may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Trustee.

         SECTION 3.11. Execution of Deeds, etc. Except as the Trustees may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed or endorsed on behalf of the Trust by its properly authorized officers or agents as provided in the Declaration.

         SECTION 3.12.  Power to Vote Securities.   Unless otherwise ordered by
the Trustees, the Treasurer shall have full power and authority on behalf of the Trust to give proxies for, and/or to attend and to act and to vote at, any meeting of stockholders of any corporation in which the Trust may hold stock, and at any such meeting the Treasurer or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such stock which, as the owner thereof, the Trust might have possessed and exercised if present. The Trustees, by resolution from time to time, or, in the absence thereof, the Treasurer, may confer like powers upon any other person or persons as attorneys and proxies of the Trust.




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                                   ARTICLE 4

                                   COMMITTEES



         SECTION 4.1. Power of Trustees to Designate Committees. The Trustees, by vote of a Majority of the Trustees, may elect from their number an Executive Committee and any other Committees and may delegate thereto some or all of their powers except those which by law, by the Declaration or by these Bylaws may not be delegated; provided, that an Executive Committee shall not be empowered to elect the President, the Treasurer or the Secretary, to amend the Bylaws, to exercise the powers of the Trustees under this Section 4.1 or under Section 4.3 hereof, or to perform any act for which the action of a Majority of the Trustees is required by law, by the Declaration or by these Bylaws. The members of any such Committee shall serve at the pleasure of the Trustees.

         SECTION 4.2. Rules for Conduct of Committee Affairs. Except as otherwise provided by the Trustees, each Committee elected or appointed pursuant to this Article 4 may adopt such standing rules and regulations for the conduct of its affairs as it may deem desirable, subject to review and approval of such rules and regulations by the Trustees at the next succeeding meeting of the Trustees, but in the absence of any such action or any contrary provisions by the Trustees, the business of each Committee shall be conducted, so far as practicable, in the same manner as provided herein and in the Declaration for the Trustees.

         SECTION 4.3. Trustees May Alter, Abolish, etc., Committees Trustees may at any time alter or abolish any Committee, change membership of any Committee, or revoke, rescind, waive or modify action of any Committee or the authority of any Committee with respect to any matter or class of matters; provided, that no such action shall impair the rights of any third parties.

         SECTION 4.4. Minutes: Review by Trustees. Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.

                                   ARTICLE 5

                                      SEAL


         The seal of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if had been imprinted and affixed manually in the same manner and with the same force and effect as if
done by a Delaware corporation.   Unless otherwise required by the Trustees,
the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 6

                                     SHARES



         SECTION 6.1. Issuance of Shares. The Trustees may issue an unlimited number of Classes of Shares of any or all Series either in certificated or uncertificated form, they may issue certificates to the




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holders of a Class of Shares of a Series which was originally issued in uncertificated form, and if they have issued Shares of any Series in certificated form, they may at any time discontinue the issuance of Share certificates for such Series and may, by written notice to such Shareholders of such Series require the surrender of their Share certificates to the Trust for cancellation, which surrender and cancellation shall not affect the ownership of Shares for such Series.

         SECTION 6.2. Uncertificated Shares. For any Class of Shares for which the Trustees issue Shares without certificates, the Trust or the Transfer Agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares as if they had received certificates therefor and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration.

         SECTION 6.3. Share Certificates. For any Class of Shares for which the Trustees shall issue Share certificates, each Shareholder of such Class shall be entitled to a certificate stating the number of Shares owned by him in
such form as shall be prescribed from time to time by the Trustees.   Such
certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Trust. Such signatures may be facsimiles if the certificate is countersigned by a Transfer Agent, or by a Registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         SECTION  6.4.  Lost, Stolen, etc., Certificates.    If  any
certificate for certificated Shares shall be lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate of the same tenor and for the same number of Shares in lieu thereof. The Trustees shall require the surrender of any mutilated certificate in respect of which a new certificate is issued, and may, in their discretion, before the issuance of a new certificate, require the owner of a lost, stolen or destroyed certificate, or the owner's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft or destruction as they deem necessary, and to give the Trust a bond in such reasonable sum as the Trustees direct, in order to indemnify the Trust.


                                   ARTICLE 7

                               TRANSFER OF SHARES

         SECTION 7.1. Transfer Agents, Registrars, etc. As approved in Section 5.2(e) of the Declaration, the Trustees shall have the authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have the power to employ and compensate such dividend dispersing agents, warrant agents and agents for reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         SECTION 7.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.1(m) of the Declaration. The Trust, or its transfer agents, shall be authorized to




                                       8




refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         SECTION 7.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                   ARTICLE 8

                                   AMENDMENTS


         SECTION 8.1. Bylaws Subject to Amendment. These Bylaws may be altered, amended or repealed, in whole or in part, at any time by vote of the holders of a majority of the Shares issued, outstanding and entitled to vote. The Trustees, by vote of a Majority of the Trustees (unless a greater vote is required by Section 2.8 hereof), may alter, amend or repeal these Bylaws, in whole or in part, including Bylaws adopted by the Shareholders, except with respect to any provision hereof which by law, the Declaration or these Bylaws
requires action by the Shareholders.   Bylaws adopted by the Trustees may be
altered, amended or repealed by the Shareholders.

         SECTION 8.2. Notice of Proposal to Amend Bylaws Required. No proposal to amend or repeal these Bylaws or to adopt new Bylaws shall be acted upon at a meeting unless either (i) such proposal is stated in the notice or in the waiver of notice, as the case may be, of the meeting of the Trustees or Shareholders at which such action is taken, or (ii) all of the Trustees or Shareholders, as the case may be, are present at such meeting and all agree to consider such proposal without protesting the lack of notice.




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INVESTMENT ADVISORY AGREEMENT


AGREEMENT (herein so called) made this 5th day of August, 1995, by and between VAN KAMPEN AMERICAN CAPITAL HIGH INCOME CORPORATE BOND FUND, a Delaware business trust (hereinafter referred to as the "FUND"), and VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the "ADVISER").


The FUND and the ADVISER agree as follows:

(1)  Services Rendered and Expenses Paid by ADVISER

The ADVISER, subject to the control, direction and supervision of the FUND's Trustees and in conformity with applicable laws, the FUND's Agreement and Declaration of Trust ("Declaration of Trust"), By-laws, registration statements, prospectus and stated investment objectives, policies and restrictions, shall:

a. manage the investment and reinvestment of the FUND's assets including, by way of illustration, the evaluation of pertinent economic, statistical, financial and other data, determination of the industries and companies to be represented in the FUND's portfolio, and formulation and implementation of investment programs;

b. maintain a trading desk and place all orders for the purchase and sale of portfolio investments for the FUND's account with brokers or dealers selected by the ADVISER;

c. conduct and manage the day-to-day operations of the FUND including, by way of illustration, the preparation of registration statements, prospectuses, reports, proxy solicitation materials and amendments thereto, the furnishing of routine legal services except for services provided by outside counsel to the FUND selected by the Trustees, and the supervision of the FUND's Treasurer and the personnel working under his direction; and

d. furnish to the FUND office space, facilities, equipment and personnel adequate to provide the services described in paragraphs a., b., and c. above and pay the compensation of each FUND trustee and FUND officer who is an affiliated person of the ADVISER, except the compensation of the FUND's Treasurer and related expenses as provided below.

In performing the services described in paragraph b. above, the ADVISER shall use its best efforts to obtain for the FUND the most favorable price and execution available and shall maintain records adequate to demonstrate compliance with this requirement. Subject to prior authorization by the FUND's Trustees of appropriate policies and procedures, the ADVISER may, to the extent authorized by law, cause the FUND to pay a broker or dealer that provides brokerage and research services to the ADVISER an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. In the event of such authorization and to the extent authorized by law, the ADVISER shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

Except as otherwise agreed, or as otherwise provided herein, the FUND shall pay, or arrange for others to pay, all its expenses other than those expressly stated to be payable by the ADVISER hereunder, which expenses payable by the FUND shall include (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase and sale of portfolio investments; (iii) compensation of its trustees and officers other than those who are affiliated persons of the ADVISER; (iv) compensation of its Treasurer, compensation of personnel working under the Treasurer's direction, and expenses of office space, facilities, and equipment used by the Treasurer and such personnel in the performance of their normal duties for the FUND which consist of maintenance of the accounts, books and other documents which constitute the record forming the basis for the FUND's financial statements, preparation of such financial statements and other FUND documents and reports of a financial nature required by federal and state laws, and participation in the production of the FUND's registration statement, prospectuses, proxy solicitation materials and reports to shareholders; (v) fees of outside counsel to and of independent accountants of the FUND selected by the Trustees; (vi) custodian, registrar and shareholder service agent fees and expenses; (vii) expenses related to the repurchase or redemption of its shares including expenses related to a program of periodic repurchases or redemptions; (viii) expenses related to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and related expenses of registering and qualifying the FUND and its shares for distribution under state and federal securities laws; (x) expenses of printing and mailing of registration statements, prospectuses, reports, notices and proxy solicitation materials of the FUND; (xi) all other expenses incidental to holding meetings of the FUND's shareholders including proxy solicitations therefor; (xii) expenses for servicing shareholder accounts; (xiii) insurance premiums for fidelity coverage and errors and omissions insurance; (xiv) dues for the FUND's membership in trade associations approved by the Trustees; and (xv) such nonrecurring expenses as may arise, including those associated with actions, suits or proceedings to which the FUND is a party and the legal obligation which the FUND may have to indemnify its officers and trustees with respect thereto. To the extent that any of the foregoing expenses are allocated between the FUND and any other party, such allocations shall be pursuant to methods approved by the Trustees.

(2)  Role of ADVISER

The ADVISER, and any person controlled by or under common control with the ADVISER, shall be free to render similar services to others and engage in other activities, so long as the services rendered to the FUND are not impaired.

Except as otherwise required by the Investment Company Act of 1940 (the "1940 Act"), any of the shareholders, trustees, officers and employees of the FUND may be a shareholder, trustee, director, officer or employee of, or be otherwise interested in, the ADVISER, and in any person controlled by or under common control with the ADVISER, and the ADVISER, and any person controlled by or under common control with the ADVISER, may have an interest in the FUND.

Except as otherwise agreed, in the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the ADVISER, the ADVISER shall not be subject to liability to the FUND, or to any shareholder of the FUND, for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

(3)  Compensation Payable to ADVISER

The FUND shall pay to the ADVISER, as compensation for the services rendered, facilities furnished and expenses paid by the ADVISER, a monthly fee computed at the following annual rates:

 .625% on the first $150 million of the FUND's average daily net assets; .55% on the next $150 million of the FUND's average daily net assets; and .50% of any excess over $300 million.

Average daily net assets shall be determined by taking the average of the net assets for each business day during a given calendar month calculated in the manner provided in the FUND's Declaration of Trust. Such fee shall be payable for each calendar month as soon as practicable after the end of that month.

The fees payable to the ADVISER by the FUND pursuant to this Section 3 shall be reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the ADVISER, or any other direct or indirect majority owned subsidiary of Van Kampen American Capital Holding, Inc., in connection with the purchase and sale of portfolio investments of the FUND, less any direct expenses incurred by such person, in connection with obtaining such commissions, fees, brokerage or similar payments. The ADVISER shall use its best efforts to recapture all available tender offer solicitation fees and exchange offer fees in connection with the FUND's portfolio transactions and shall advise the Trustees of any other commissions, fees, brokerage or similar payments which may be possible for the ADVISER or any other direct or indirect majority owned subsidiary of Van Kampen American Capital Holding, Inc. to receive in connection with the FUND's portfolio transactions or other arrangements which may benefit the FUND.

In the event that the ordinary business expenses of the FUND for any fiscal year should exceed the most restrictive expense limitation applicable in the states where the FUND's shares are qualified for sale, the compensation due the ADVISER for such fiscal year shall be reduced by the amount of such excess. The ADVISER's compensation shall be so reduced by a reduction or a refund thereof, at the time such compensation is payable after the end of each calendar month during such fiscal year of the FUND, and if such amount should exceed such monthly compensation, the ADVISER shall pay the FUND an amount sufficient to make up the deficiency, subject to readjustment during the FUND's fiscal year. For purposes of this paragraph, all ordinary business expenses of the FUND shall include the investment advisory fee and other operating expenses paid by the FUND except (i) for interest and taxes; (ii) brokerage commissions; (iii) as a result of litigation in connection with a suit involving a claim for recovery by the FUND; (iv) as a result of litigation involving a defense against a liability asserted against the FUND, provided that, if the ADVISER made the decision or took the actions which resulted in such claim, it acted in good faith without negligence or misconduct; (v) any indemnification paid by the FUND to its officers and trustees and the ADVISER in accordance with applicable state and federal laws as a result of such litigation; and (vi) amounts paid to Van Kampen American Capital Distributors, Inc., the distributor of the FUND's shares, in connection with a distribution plan adopted by the FUND's Trustees pursuant to Rule 12b-1 under the Investment Company Act of 1940.

If the ADVISER shall serve for less than the whole of any month, the foregoing compensation shall be prorated.

(4)  Books and Records

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the ADVISER hereby agrees that all records which it maintains for the FUND are the property of the FUND and further agrees to surrender promptly to the FUND any of such records upon the FUND's request. The ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the Act.

(5)  Duration of Agreement

This Agreement shall have an initial term of 2 years from the date hereof, and shall continue in force from year to year thereafter, but only so long as such continuance is approved at least annually by the vote of a majority of the FUND's Trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the FUND's Trustees or a majority of the FUND's outstanding voting securities.

This Agreement shall terminate automatically in the event of its assignment. The Agreement may be terminated at any time by the FUND's Trustees, by vote of a majority of the FUND's outstanding voting securities, or by the ADVISER, on 60 days' written notice, or upon such shorter notice as may be mutually agreed upon. Such termination shall be without payment of any penalty.

(6)  Miscellaneous Provisions

For the purposes of this Agreement, the terms "affiliated person," "assignment," "interested person," and "majority of the outstanding voting securities" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted to either the ADVISER or the FUND by the Securities and Exchange Commission (the "Commission"), or such interpretive positions as may be taken by the Commission or its staff, under the 1940 Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

The execution of this Agreement has been authorized by the FUND's Trustees and by the sole shareholder. This Agreement is executed on behalf of the Fund or the Trustees of the FUND as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the FUND individually but are binding only upon the assets and property of the FUND. A Certificate of Trust in respect of the Fund is on file with the Secretary of State of Delaware.

The parties hereto each have caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.




VAN KAMPEN AMERICAN CAPITAL HIGH INCOME CORPORATE BOND FUND



By:   /s/ Nori L. Gabert
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Name: Nori L. Gabert
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Its:  Vice President
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VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT, INC.


By:   /s/ Huey Falgout
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Name: Huey P. Falgout, Jr.
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Its:  Vice President
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